                                                                     EXHIBIT 4.7


================================================================================





                              SUBSIDIARY GUARANTEE

                                     made by

                               the Subsidiaries of

                             CONSTELLATION 3D, INC.

                                   in favor of

                         THE INVESTOR IDENTIFIED HEREIN

                           Dated as of October 1, 2001




===============================================================================

                                TABLE OF CONTENTS

SECTION 1.   DEFINED TERMS .................................................  1
   1.1     Definitions .....................................................  1
   1.2     Other Definitional Provisions ...................................  2

SECTION 2.   GUARANTEE .....................................................  2
   2.1     Guarantee .......................................................  2
   2.2     Right Of Contribution ...........................................  2
   2.3     No Subrogation ..................................................  3
   2.4     Amendments, Etc. With Respect To The Obligations ................  3
   2.5     Guarantee Absolute And Unconditional ............................  3
   2.6     Reinstatement ...................................................  4
   2.7     Payments.........................................................  4

SECTION 3.   REPRESENTATIONS AND WARRANTIES ................................  4

SECTION 4.   COVENANTS .....................................................  5

SECTION 5.   MISCELLANEOUS .................................................  5
   5.1     Amendments In Writing ...........................................  5
   5.2     Notices .........................................................  5
   5.3     No Waiver By Course Of Conduct; Cumulative Remedies .............  5
   5.4     Enforcement Expenses; Indemnification ...........................  5
   5.5     Successors And Assigns ..........................................  6
   5.6     Set-Off .........................................................  6
   5.7     Counterparts ....................................................  6
   5.8     Severability ....................................................  6
   5.9     Section Headings ................................................  7
   5.10    Integration .....................................................  7
   5.11    Governing Law ...................................................  7
   5.12    Submission To Jurisdiction; Waivers7
   5.13    Acknowledgements ................................................  7
   5.14    Additional Guarantors ...........................................  8
   5.15    Release Of Guarantors ...........................................  8
   5.16    Waiver Of Jury Trial ............................................  8

               SUBSIDIARY GUARANTEE, dated as of October 1, 2001, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of Halifax Fund, L.P., a Cayman Islands limited partnership as the Investor under the Exchange Agreement, dated as of the date hereof, between CONSTELLATION 3D, INC., a Delaware corporation (the "Company") and the Investor.

                              W I T N E S S E T H:

               WHEREAS, the Company and the Investor are entering into the Exchange Agreement, dated as of the date hereof (the "Exchange Agreement") pursuant to which the Company will satisfy certain obligations to the Investor contained in prior agreements in return for, among other things, the issuance to the Investor by the Company of $5,000,000 aggregate principal amount of its 5% Senior Secured Convertible Debentures (the "Debentures") and its Optional Debenture Warrant (the "Warrant") that entitles the Investor to purchase an additional $5,000,000 aggregate principal amount of Debentures;

               WHEREAS, the execution and delivery of this Guarantee by the Guarantors to the Investor is required under the Exchange Agreement;

               NOW, THEREFORE, in consideration of the premises and to induce the Investor to enter into the Exchange Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Investor as follows:

                            SECTION 1. DEFINED TERMS

               1.1   Definitions. (a)   Unless otherwise defined herein, terms
                     -----------
defined in the Exchange Agreement and used herein shall have the meanings given to them in the Exchange Agreement.

               (b)   The following terms shall have the following meanings:

               "GUARANTEE": this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

               "OBLIGATIONS": the collective reference to the obligation to pay the unpaid principal of and interest on the Debentures (including any future Debentures issued to the Investor upon exercise of the Optional Debenture Warrant) and all other obligations and liabilities of the Company to the Investor (including, without limitation, interest accruing at the then applicable rate provided in the Exchange Agreement after the maturity of the Debentures and interest accruing at the then applicable rate provided in the Exchange Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, if a claim for post-filing or post-petition interest is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Exchange Agreement, this Guarantee or the other Transaction Documents (as defined in the Exchange Agreement), or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the

Investor that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

               1.2  Other Definitional Provisions. The words "hereof," "herein",
                    -----------------------------
"hereto" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified.

               (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

               2.1  Guarantee.  (a)  The Guarantors hereby, jointly and
                    ---------
severally, unconditionally and irrevocably, guarantee to the Investor and its respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

               (b) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2.2).

               (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Investor hereunder.

               (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full.

               (e) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Investor from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

               2.2  Right Of Contribution. Each Guarantor hereby agrees that to
                    ---------------------
the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Investor, and each Guarantor shall remain liable to the Investor for the full amount guaranteed by such Guarantor hereunder.

               2.3   No Subrogation. Notwithstanding any payment made by any
                     --------------
Guarantor hereunder or any set-off or application of funds of any Guarantor by the Investor, no Guarantor shall be entitled to be subrogated to any of the rights of the Investor against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Investor for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Investor by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Investor, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Investor in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Investor, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Investor may determine.

               2.4   Amendments, Etc. With Respect To The Obligations. Each
                     ------------------------------------------------
Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Investor may be rescinded by the Investor and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Investor, and the Exchange Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Investor may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Investor for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Investor shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

               2.5   Guarantee Absolute And Unconditional. Each Guarantor waives
                     ------------------------------------
any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Investor upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Investor, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this
Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Exchange Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Investor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Investor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Investor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Investor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Investor against any Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

               2.6   Reinstatement. The guarantee contained in this Section 2
                     -------------
shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Investor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

               2.7   Payments. Each Guarantor hereby guarantees that payments
                     --------
hereunder will be paid to the Investor without set-off or counterclaim in U.S. dollars at the address set forth or referred to in Section 10(f) of the Exchange Agreement.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

               3.1 To induce the Investor to enter into the Exchange Agreement and to make the exchange thereunder, each Guarantor hereby represents and warrants to the Investor that the representations and warranties set forth in the Exchange Agreement and the Security Agreement as they relate to such Guarantor or to the Transaction Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Agreements, and the Investor shall be entitled to rely on each of them as if they were fully set forth herein, PROVIDED that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor's knowledge.

                              SECTION 4. COVENANTS

               Each Guarantor covenants and agrees with the Investor that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor (x) shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor and (y) without limitation, shall take, and/or refrain from taking, as the case may be, all actions so that all covenants in Paragraphs 4, 5 and 6 of the Exchange Agreement and Section 2 of the Security Agreement are performed in accordance with their terms.

                            SECTION 5. MISCELLANEOUS

               5.1   Amendments In Writing. None of the terms or provisions of
                     ---------------------
this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Paragraph 10(e) of the Exchange Agreement.

               5.2   Notices. All notices, requests and demands to or upon the
                     --------
Investor or any Guarantor hereunder shall be effected in the manner provided for in Paragraph 10(f) of the Exchange Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

               5.3   No Waiver By Course Of Conduct; Cumulative Remedies. The
                     --------------------- -----------------------------
Investor shall not by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Investor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Investor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Investor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               5.4   Enforcement Expenses; Indemnification. (a) (a) Each
                     ---------------------
Guarantor agrees to pay, or reimburse the Investor for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Investor.

               (b) Each Guarantor agrees to pay, and to save the Investor harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

               (c) Each Guarantor agrees to pay, and to save the Investor harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Exchange Agreement.

               (d) The agreements in this Section shall survive repayment of the obligations and all other amounts payable under the Exchange Agreement and the other Transaction Documents.

               5.5   Successors And Assigns. This Guarantee shall be binding
                     ----------------------
upon the successors and assigns of each Guarantor and shall inure to the benefit of the Investor and their respective successors and assigns; PROVIDED that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Investor.

               5.6   Set-Off. Each Guarantor hereby irrevocably authorizes the
                     -------
Investor at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Investor to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Investor may elect, against and on account of the obligations and liabilities of such Guarantor to the Investor hereunder and claims of every nature and description of the Investor against such Guarantor, in any currency, whether arising hereunder, under the Exchange Agreement, any other Loan Document or otherwise, as the Investor may elect, whether or not the Investor have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Investor shall notify such Guarantor promptly of any such set-off and the application made by the Investor of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Investor under this Section are in addition to other rights and remedies(including, without limitation, other rights of set-off) which the Investor may have.

               5.7   Counterparts. This Guarantee may be executed by one or more
                     ------------
of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               5.8   Severability. Any provision of this Guarantee which is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               5.9   Section Headings. The Section headings used in this
                     ----------------
Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               5.10  Integration. This Guarantee and the other Transaction
                     -----------
Documents represent the agreement of the Guarantors and the Investor with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Investor relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

               5.11  GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND
                     -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               5.12  Submission To Jurisdiction; Waivers. Each Guarantor hereby
                     -----------------------------------
irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, located in New York County, New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 5.2 or at such other address of which the Investor shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

               5.13   Acknowledgements. Each Guarantor hereby acknowledges that:
                      ----------------

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

               (b) the Investor has no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Investor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Investor.

               5.14   Additional Guarantors. The Company shall cause each of its
                      ---------------------
subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

               5.15   Release Of Guarantors. Subject to Section 2.6, each
                      ---------------------
Guarantor will be released from all liability hereunder concurrently with the repayment in full of all amounts owed under the Exchange Agreement, the Debentures and the other Transaction Documents.

               5.16   WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF
                      --------------------
THE BENEFITS HEREOF, THE INVESTOR, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.


                              Guarantors:

                              VELOR INCORPORATED


                              By: /s/ Eugene Levich
                                  ---------------------------
                                        Name:
                                        Title:


                              TRIDSTORE IP, L.L.C.

                              By: /s/ Eugene Levich
                                  ---------------------------
                                        Name:
                                        Title:


                              TRID STORE VOSTOK

                              By: /s/ Eugene Levich
                                  ---------------------------
                                        Name:
                                        Title:


                              C-TRID ISRAEL LTD

                              By: /s/ Eugene Levich
                                  ---------------------------
                                        Name:
                                        Title:


                              TRIDSV, INC.

                              By: /s/ Eugene Levich
                                  ---------------------------
                                        Name:
                                        Title:

                              CONSTELLATION 3D TRUST LLC

                              By: /s/ Eugene Levich
                                 ---------------------------
                                         Name:
                                         Title:

                                                                      SCHEDULE 1

                         NOTICE ADDRESSES OF GUARANTORS

Except otherwise noted the Notice Address of each Guarantor is:

[to be provided]

                                                                      Annex 1 to
                                                            SUBSIDIARY GUARANTEE



               ASSUMPTION AGREEMENT, dated as of ____ __, ______ made by ______________________________, a ______________ corporation (the "ADDITIONAL
GUARANTOR"), in favor the Investor pursuant to the Exchange Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Exchange Agreement.

                              W I T N E S S E T H :

               WHEREAS, Constellation 3D, Inc. (the "Company") and the Investor have entered into an Exchange Agreement, dated as of September ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "EXCHANGE AGREEMENT");

               WHEREAS, in connection with the Exchange Agreement, the Company and its Subsidiaries (other than the Additional Guarantor) have entered into the Subsidiary Guarantee, dated as of September __, 2001 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE") in favor of the Investor;

               WHEREAS, the Exchange Agreement requires the Additional Guarantor to become a party to the Guarantee; and

               WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

               NOW, THEREFORE, IT IS AGREED:

               1. GUARANTEE. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5.14 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in
Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

               2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                            [ADDITIONAL GUARANTOR]

                                            By:
                                                  Name:
                                                  Title: